Customer Account Record Disclosures

(to be left with client)

definition of terms

Below are some definitions of terms used on the Customer Account Record.

Investment Goals: These are categories of financial goals that help determine the type of investments you make.

Capital Preservation: This investment goal focuses on preservation of principal and has a short-term time horizon. Within this category, you would want limited exposure to market volatility.

Income: This investment goal desires an income stream with some growth to hedge against inflation.

Income and Growth: This investment goal focuses on needing growth of capital to protect from inflation and income to meet financial needs. Within this category, you seek stability in volatile markets.

Growth: This investment goal focuses on growth of assets with income as a secondary objective. In this category, you recognize the need for diversification and can tolerate short-term volatility.

Aggressive Growth: This investment goal focuses on growth of assets with a long-term time horizon. In this category you are willing to tolerate market volatility for greater growth potential.

Risk Tolerance: Risk is the possibility of losing some or all of the money you invested. Your risk tolerance is your ability to handle the possibility of loss in your investment account and the volatility which may occur in the market.

Low Risk Tolerance: You are willing to accept minimal volatility in the value of your investments.

Moderate Risk Tolerance: You are willing to accept some volatility in the value of your investments.

High Risk Tolerance: You are willing to accept greater volatility with the value of your investments.

Net Worth: Your Net Worth is your total assets minus your total liabilities. Assets are possessions that have value, such as money in bank accounts, stocks, bonds, real estate, etc. Liabilities are financial obligations or debts, including credit card balances, personal or auto loans, mortgages, etc. For purposes of this form, your primary residence is not included in assets and your mortgage on the residence is not included in liabilities. For joint accounts, you can combine the Net Worth of all account owners.

Estimated Annual Income: This would be the amount of gross income the owner earns in a year from all sources. If the form is for a joint account, combine annual gross income of both account owners.

Other Investment Holdings: This represents the value of other investments owned by you, not including the value of the product you are currently purchasing. This should include all investments you have, including 401k, IRAs, etc.

Other Types of Investments: This section should be completed indicating the types of investments you hold, both with our firm and away from our firm. Using the dollar amounts disclosed in the “Other Investment Holdings” section, indicate the dollar amount held in each different type of investment.

Investment Time Horizon: This section should be completed with the period of time that you plan to hold your investment portfolio.

customer account record –

disclosures

EquiTrust Marketing Services, LLC

5400 University Avenue

West Des Moines, Iowa 50266

(877) 860-2904

1

other disclosures

Regarding the Customer Account Record (CAR) Form that you and the Registered Representative complete, there are several important disclosures regarding the various types of products that can be purchased. These disclosures are listed below:

General

I acknowledge that I have received and reviewed a current prospectus for each investment offered to me.

I have been given the opportunity to ask questions regarding my account and investments. Questions have been answered to my satisfaction. I understand investments will fluctuate in value and the principal may be worth less than the amount originally invested. I further understand that past performance is not a guarantee of future returns.

Mutual Funds

I understand that if I invest a dollar amount that reaches a breakpoint in a certain share class of one fund family, either through an initial purchase, Rights of Accumulation or a Statement of Intent, I qualify for a reduced sales charge. I also understand that some fund families allow customers to link certain accounts to reach a breakpoint. Breakpoints and any permitted linking of accounts are described in the prospectus. My representative has explained Rights of Accumulation, Statement of Intent and Reinstatement Privileges.

Rights of Accumulation means that each fund family will accumulate the invested values in all my related accounts (see prospectus or Statement of Additional Information for the definition of related accounts). When the aggregate value of all related accounts reaches a breakpoint, by investing certain accounts within the same fund family, the customer will begin receiving a reduced sales charge.

If I sign a Statement of Intent, I will receive a reduced sales charge immediately. I will then have a specified amount of time (see prospectus or Statement of Additional Information for specified amount of time) to invest the amount designated. If I do not meet the terms of the Statement of Intent, an adjustment will be made to my account(s) reflecting the difference between the reduced sales charge and the applicable sales charge as stated in the prospectus.

When purchasing mutual funds, I understand that if the fund I purchase offers different share classes, the sales charges and ongoing expenses between classes will differ.

529 Plans

When purchasing a College Savings Plan, I understand individual states sponsor Section 529 College Savings Plans. When a state sponsored Section 529 College Savings Plan is purchased by a resident of that state, state income tax benefits and other benefits might be available. I understand that if I purchase an out-of-state Section 529 College Savings Plan, I am not eligible for possible state-specific benefits. It has been disclosed that I should investigate to determine if my state of residence offers its residents a Section 529 College Savings Plan with possible state-specific benefits, as well as to understand the fees charged under both resident and non-resident college savings plans. I should consult with my tax advisor to determine the possible tax advantages and consequences of this purchase.

Variable Life

When purchasing a Variable Universal Life product, “Death Benefit” should be my primary investment objective.

Annuities

I understand that because of surrender charges during the early contract years and the tax deferral of interest income, annuities are generally more suited for long-term savings goals rather than short term savings.

When purchasing a Variable Annuity product, I acknowledge that I am benefiting from the features of the Variable Annuity indicated in Section B of this Form. (Remember, qualified plans already provide tax deferred growth. Therefore, if funding a qualified plan with a Variable Annuity, you will not receive any additional benefit from the Variable Annuity’s tax deferred growth feature.)

usa patriot act

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means to you: When you open an account, you will be asked for your name, address, date of birth and other information that will assist in identifying you. You might also be asked to show your driver’s license or other identifying documents (see questions A4, A6 and A11). Until you provide the information or documents needed, an account will not be opened for you nor will any transactions be effected for you. The information collected will not be used for any purpose other than to comply with the requirements of the USA PATRIOT Act.

For more information about the USA PATRIOT Act and the effect on broker-dealers, see the FINRA website www.finra.org.

sipc

Information about Securities Investor Protection Corporation (SIPC), including the SIPC brochure, is available by contacting SIPC at (202) 371-8300 or their website at www.sipc.org.

business continuity plan disclosure

The EquiTrust Marketing Services, LLC (ETMS) Business Continuity Plan anticipates two kinds of Significant Business Disruptions, internal and external. Internal disruptions, such as a fire in our building, affect only our firm’s ability to do business. External disruptions such as a terrorist attack or a city flood may prevent the operation of the securities markets in general. Should an internal or external disruption occur, the business continuity plan is designed for all business to proceed as usual.

In the event of a disruption, ETMS will move its operations to certain back-up facilities. Customer contact phone numbers will remain the same and calls will be automatically redirected to the alternate locations. Our firm does not maintain custody of customers’ funds or securities; these are maintained at the mutual fund companies or insurance companies. As such, a recorded message will provide an explanation with instructions redirecting customers to the product sponsors for assistance on existing accounts. The nature of the disruption will determine the recovery time; however, it is projected to be no more than 24 hours for customer related processes.

annuity: important-sales to military personnel

Please Read the Following Disclosure if You are an Active Duty Service Member of the United States Armed Forces.

Who is an active duty service member? An active duty service member is a service member engaged in full-time duty in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

In accordance with applicable law, the following information is provided with respect to the annuity policy you have applied for with Farm Bureau Life Insurance Company (“the Company”):

As a member of the United States Armed Forces, you are advised that subsidized life insurance is available to you under the Servicemembers’ Group Life Insurance program (also referred to as `SGLI’). This federally-sponsored program provides up to $400,000 of term life insurance at a cost of $.07 per thousand or $28 per month.

The Farm Bureau Life Insurance Company policy (the “Policy”) is not offered or provided by the Federal Government, and the Federal Government has in no way sanctioned, recommended, or encouraged the sale of the life insurance product being offered;

No person has received any referral fee or incentive compensation in connection with the offer or sale of the life insurance product, unless such person is a licensed agent of the Company;

The Policy contains a free look period of no less than 21 days. You may choose to return the Policy during the free look period. If returned to the Company at the address shown on the cover of the Policy, your Policy becomes void, and we will refund your premiums paid (according to the terms stated in the Policy).

If you have any questions or do not understand this disclosure, please visit with your Agent.

investor education and protection (applies to variable products and mutual funds)

Under the Public Disclosure Program, Financial Industry Regulatory Authority (“FINRA”) provides certain information regarding the disciplinary history of member broker-dealers and their associated persons in response to written, electronic or telephonic inquiries. FINRA’s toll-free Public Disclosure Hotline telephone number is 1-800-289-9999 and their Web site address is www.finra.org.

Investor concerns may be directed to EquiTrust Marketing Services, LLC at 5400 University Avenue, West Des Moines, IA 50266 or by calling our toll-free number at 1-877-860-2904.

privacy notice

We have always protected the privacy of our customers’ personal information. We know this is very important. This notice explains our information practices. State and federal laws say that we must do this.

Information We Collect: We want to help with your financial needs. We must follow legal and regulatory laws. We must collect certain information about you. This information changes depending on the products or services you seek from us. It may include:

Information we receive from you on your application or other forms (such as name, address, social security number and financial and health information);

Information you allow us to collect (such as health information so you can get an insurance policy);

Information the law says we must have (such as your taxpayer ID number);

Information about your business with us, our affiliates, or others (such as your payment history or account balances);

Information we receive from a consumer reporting agency (such as an investigative consumer report); and

Information we receive from public records (such as your driving record).

If we get a report prepared by an insurance support organization, the information in the report may be kept by the insurance support organization. They may also share it with others. Your state laws may permit you to ask for and correct the information we have collected about you. You are also allowed to get certain information about your medical records we have used. To do this, you will need to write to the address below.

The Security of Your Information: We have information protection procedures. They include physical, electronic and process safeguards. We have rules that require people who see your information to protect it and keep it private. If someone sees information about you they promise to protect it.

Information We Share: We may share your information with our affiliates so we can do what we need to do for you. We may also share information with our affiliates about your account history or experiences with us, although this information is not used by our affiliates for marketing purposes.

Also, we may share some of the information about you with certain business partners. When we share this information, we follow all federal and state laws. We only share information that is necessary. Examples of this type of sharing would be:

Sharing information with companies that perform services for us (such as printing companies or mailing services). They are limited as to how they can use or share this information.

Sharing information with companies with whom we have a joint marketing agreement. A joint marketing agreement is one where another financial institution offers a product or service jointly with us. These institutions must limit their use of information shared to the purpose for which it was shared.

We may also share information with non-affiliated third parties when it is allowed by the law. For example, we may share information if we get a subpoena, to prevent fraud, or to provide the service you asked for. We do not share medical information, information from a consumer reporting agency or motor vehicle reports for marketing purposes. We do not share information about former customers with non-affiliated third parties except as stated in this Privacy Notice.

This notice is being provided on behalf of EquiTrust Life Insurance Company and its affiliated companies, which include EquiTrust Marketing Services, L.L.C. and EquiTrust Investment Management Services, Inc.

Mail Inquiries to:

EquiTrust Life Insurance Company

Customer Privacy

5400 University Avenue

West Des Moines, IA 50266

CONFIDENTIAL

☐ New             (date)             (transaction) ☐ Update            (date)             (transaction/change)

a – account owner information

☐ Individual ☐ Joint Owner ☐ Custodial/UGMA ☐ Partnership* ☐ Corporate* ☐ Trust* *Additional information required.

1. Owner Name (First, Middle, Last) (if Non-Individual, please state name of organization)

Joint Owner or Custodian Name (First, Middle, Last) (if applicable)

Owner E-mail Address

Owner E-mail Address

2. Date of birth or date & state organized

3. SS# or Tax ID#

Date of Birth:

SS# or Tax ID#

Customer Identification

☐ Driver’s License ID #

☐ Passport ID #

☐ Other

Place of Issue (state or country):

Date Issued:            Expiration Date:

Customer Identification

☐ Driver’s License ID #

☐ Passport ID #

☐ Other

Place of Issue (state or country):

Date Issued:            Expiration Date:

5. Marital Status : ☐ Single ☐ Married ☐ N/A

Marital Status : ☐ Single ☐ Married ☐ N/A

6.	Citizenship/Corporate Domicile

☐ U.S. ☐ Non-U.S. Country

Citizenship/Corporate Domicile

☐ U.S. ☐ Non-U.S. Country

7.	Primary residential address

Street Apt. #

City State Zip

Daytime Phone (            )

Residential address (if different than primary owner)

Street Apt. #

City State Zip

Daytime Phone (            )

8.	Mailing address (if different from residence)

Street             Apt. #             P.O. Box

City             State             Zip

Mailing address (if different from residence)

Street             Apt. #            P.O. Box

City             State             Zip

9.	Employment Status

☐ Employed ☐ Retired ☐ Unemployed ☐ Student

☐ Disabled ☐ Other (explain)

If employed Projected Retirement Date:

Employment Status

☐ Employed ☐ Retired ☐ Unemployed ☐ Student

☐ Disabled ☐ Other (explain)

If employed Projected Retirement Date:

10.	Occupation:

Name and address of current or last employer

Occupation:

Name and address of current or last employer

11. Are you, or any member of your immediate family, a senior military, governmental or political figure in a non-U.S. country or closely associated with such an official?

☐ Yes

☐ No

If “Yes”, indicate: (if more than one, use another sheet)

Name:

Relationship to Owner:

Country:

Position:

12.	Are you, or any member of your immediate family, affiliated or employed by a broker-dealer?

☐ Yes

☐ No

If “Yes”, indicate: (if more than one, use another sheet)

Name:

Relationship to Owner:

Name of B/D or Company:

Address of Company:

Position:

EquiTrust Marketing Services, LLC

5400 University Avenue

West Des Moines, Iowa 50266

(877) 860-2904

customer account record

B – YOUR FINANCIAL GOALS (SUITABILITY)

This information represents the owner's overall financial profile and will be reviewed for purchases of all product types. Choose only one response to each item. Complete each item for all account owner types. If a Joint Account, financial and suitability information may be combined.

Investment Objectives	Risk Tolerance	Investment Experience *(years)*	Investment Time Horizon *(years)*	Net Worth
☐ Capital Preservation	☐ Low	☐ 0 – 5	☐ Less than 5	☐ $0 - $49,999
☐ Income	☐ Moderate	☐ 6 – 10	☐ 5-10	☐ $50,000 - $99,999
☐ Income & Growth	☐ High	☐ 11 – 20	☐ 11-15	☐ $100,000 - $249,999
☐ Growth		☐ 21 or more	☐ More than 15	☐ $250,000 - $499,999
☐ Aggressive Growth				☐ $500,000 - $1 million
				☐ Over $1 million
				☐ Client refused to provide

Estimated Annual Gross Income	Estimated Federal Tax Bracket	Other Investment Holdings	Types of Other Holdings ($)	
			☐ Cash/Savings	$________
☐ $0 - $49,999	☐ 0%	☐ $0 - $49,999	☐ CDs	$________
☐ $50,000 - $99,999	☐ 10%	☐ $50,000 - $99,999	☐ Annuities	$________
☐ $100,000- $249,999	☐ 15%	☐ $100,000 - $249,999	☐ Mutual Funds	$________
☐ $250,000 - $499,999	☐ 25%	☐ $250,000 - $499,999	☐ Individual Securities	$________
☐ $500,000 - $1 million	☐ 28%	☐ $500,000 - $1 million	☐ IRAs	$________
☐ Over $1 million	☐ 33%	☐ Over $1 million	☐ Employer Sponsored Ret. Plans	$________
☐ Client refused to provide	☐ 35%	☐ Client refused to provide	☐ Real Estate	$________
	☐ Client refused to provide		☐ Other ____________ (describe)	$________
			☐ Client refused to provide	

Keys to Investing Score _________ (provide if variable product or mutual fund)

Variable Annuity Sales: What benefit are you expecting to derive from the purchase of a Variable Annuity? (check all that apply)

☐ Tax Deferred Growth
☐ Ability to Annuitize (income stream)
☐ Guaranteed Death Benefit
☐ Living Benefits
☐ Riders_________________________(name of rider)
☐ Other_________________________(explain)

C – SOURCE OF FUNDS

☐ Current Income ☐ Qualified Plan Distribution ☐ Personal Savings

☐ Liquidation of an investment to purchase mutual funds ***Complete Switch Form # 737-020***

☐ Liquidation of other investments (CDs, Mutual Funds) to purchase an annuity/life contract. ***Complete Source of Funds Form #436-137***

☐ Proceeds from any life or annuity contract (loans, dividends, partial or full surrenders) **to purchase an annuity/life contract. *Complete Source of Fund Form #436-137***

☐ Other *(please specify)*______________________________________

D – CLIENT SIGNATURE AND ACKNOWLEDGEMENT

By signing below, I affirm that:

a. All information provided on this form is correct and accurate.
b. I agree to promptly notify EquiTrust Marketing Services, LLC in the event my investment objectives or financial situation changes materially. Until such notification, EquiTrust Marketing Services, LLC will rely on the information in the file as being complete and accurate in transacting business in my account.
c. I am a U.S. Person (U.S. citizen or U.S. resident alien); that the taxpayer identification number (or social security number) provided above is correct (or I am waiting for one to be issued to me); and that I am not subject to backup withholding.

I hereby acknowledge that I have received, read, and understand all the information on the pages of the Customer Account Record Disclosures Form. I have had a fair opportunity to have any questions answered. I have detached and retained the Customer Account Disclosures Pages for my records.

SIGNATURES (SIGN BELOW EXACTLY AS YOUR NAME APPEARS ON THIS FORM. FOR JOINT APPLICATIONS, ALL OWNERS MUST SIGN.)

Owner's Printed Name	Owner's Signature	Date(MM/DD/YYYY)
Joint Account Owner's Printed Name	Joint Account Owner's Signature	Date(MM/DD/YYYY)
Agent/Registered Representative's Printed Name	Agent/Registered Representative's Signature	RR/Agent Number
Agent/Registered Representative's Printed Name	Agent/Registered Representative's Signature	RR/Agent Number
Home Office Registered Principal Printed Name	Home Office Registered Principal Signature	Date(MM/DD/YYYY)

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